                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


    Date of Report (Date of earliest event reported)          June 18, 2001


                  ____________________________________________



                             AIRTRAN HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Nevada                             0-26914                         58-2189551
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)         (IRS Employer
 of incorporation)                                           Identification No.)


9955 AirTran Boulevard, Orlando, Florida                             32827
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code         (407) 251-5600
                                                  ------------------------------


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
------   ------------

     The Registrant today filed a prospectus supplement to the prospectus filed as part of the Registration Statement on Form S-3, as amended (Registration No. 333-41480) (the "Shelf Registration Statement"). The prospectus supplement registers the resale by Boeing Capital Loan Corporation ("Boeing Capital") of certain securities issued by the Registrant to Boeing Capital in connection with the financing transactions, announced in April 2001, whereby the Registrant and its wholly owned subsidiary, AirTran Airways, Inc., retired $230 million of previously outstanding high-yield debt at maturity. Among the securities registered for resale by Boeing Capital pursuant to the Shelf Registration Statement are 166,400 warrants exercisable for the purchase of an aggregate of 3,000,000 shares of the Registrant's common stock. The warrant agreement governing the warrants and the warrant certificate evidencing the issuance of the warrants to Boeing Capital are filed as exhibits hereto. This Report on Form 8-K is being filed by the Registrant to cause the incorporation by reference of the exhibits hereto into the Shelf Registration Statement.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

(c)  Exhibits.  The following exhibits are filed with this Report:

     4.1  -   Warrant Agreement between AirTran Holdings, as Issuer, and
              Wilmington Trust Company, as Warrant Agent

     4.2  -   Warrant Certificate issued to Boeing Capital Loan Corporation

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AIRTRAN HOLDINGS, INC.



                                    By:  /s/ Steven A. Rossum
                                         ----------------------------
                                         Steven A. Rossum
                                         Vice President and Treasurer

Dated: June 18, 2001

                                 EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------

   4.1       -  Warrant Agreement between AirTran Holdings, as Issuer, and
                Wilmington Trust Company, as Warrant Agent

   4.2       -  Warrant Certificate issued to Boeing Capital Loan Corporation